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                                                                    EXHIBIT 10.1

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                            WACHOVIA INVESTMENTS, LLC
[LOGO]                   WACHOVIA CAPITAL MARKETS, LLC
                              ONE WACHOVIA CENTER
                            301 SOUTH COLLEGE STREET
                            CHARLOTTE, NC 28288-0737

                                                                    CONFIDENTIAL

                                February 2, 2007

Belden CDT Inc.
7701 Forsyth, Suite 800
St. Louis, Missouri 63105
Attention: Stephen H. Johnson, Treasurer

                        Re: Commitment Letter
                            $325 Million Senior Secured Credit Facilities

Ladies and Gentlemen:

      You have advised Wachovia Bank, National Association ("Wachovia Bank"), Wachovia Investment Holdings, LLC ("Wachovia Investments") and Wachovia Capital Markets, LLC ("Wachovia Securities" and, together with Wachovia Bank and Wachovia Investments, the "Wachovia Parties" or "we" or "us") that Belden CDT Inc. (the "Borrower" or "you"), seeks financing (a) to refinance the existing senior secured credit facility (the "Existing Credit Facility") of the Borrower (the "Refinancing"), (b) for ongoing working capital requirements and other general corporate purposes, including, without limitation, (i) the acquisition (the "Project Strikezone Acquisition") by a subsidiary of the Borrower of the Hirschmann Automation and Control Business Segment of Hirschmann Industries GmbH ("HAC") and (ii) the acquisition (the "Project Fountain Acquisition" and together with the Project Strikezone Acquisition, the "Acquisitions") by a subsidiary of the Borrower of the Electronic Division of LTK Industries Ltd. ("Electronics" and together with HAC, the "Acquired Companies") and (c) to pay fees and expenses in connection with the Refinancing, the Acquisitions and the Facilities (defined below), all as more fully described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the "Term Sheet"). The Term Sheet describes the general terms and conditions for senior secured credit facilities of up to $325 million to the Borrower consisting of (i) a senior secured term loan facility of up to $125 million (the "Term Loan Facility") and
(ii) a senior secured revolving credit facility of up to $200 million (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "Facilities"). The date on which the Facilities are closed is referred to as the "Closing Date".

      As used herein, the term "Transactions" means, collectively, the Refinancing, the Acquisitions, the borrowings under the Facilities and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the Term Sheet, is hereinafter referred to as the "Commitment Letter".

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      1. Commitments.

      (a) You have requested that Wachovia Bank and Wachovia Investments commit to provide the Facilities. Wachovia Bank is pleased to advise you of its commitment to provide to the Borrower 100% of the principal amount of the Revolving Credit Facility (the "Wachovia Bank Commitment") and Wachovia Investments is pleased to advise you of its commitment to provide to the Borrower 100% of the principal amount of the Term Loan Facility (the "Wachovia Investment Commitment"; together with the Wachovia Bank Commitment, the "Commitments"), upon the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheet. The Commitments of Wachovia Bank and Wachovia Investments hereunder shall be reduced by the amount of any corresponding commitments received through syndication from the other Lenders (defined below).

      (b) Wachovia Securities shall secure commitments for the Facilities from a syndicate of banks, financial institutions and other entities (such financial institutions and other entities committing to the Facilities, including Wachovia Bank and Wachovia Investments, the "Lenders") upon the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheet. Wachovia Securities, acting alone or through or with affiliates selected by it, will act as the sole lead bookrunner and sole lead arranger (in such capacity, the "Arranger") in arranging and syndicating the Facilities. Wachovia Bank will act as the sole administrative agent (in such capacity, the "Revolving Administrative Agent") for the Revolving Credit Facility and Wachovia Investments will act as the sole administrative agent (in such capacity, the "Term Loan Administrative Agent" and together with the Revolving Administrative Agent, collectively, the "Administrative Agents") for the Term Loan Facility.

      (c) Effective upon your agreement to and acceptance of this Commitment Letter and continuing through the expiration of this Commitment Letter, you will not solicit, initiate, entertain or permit, or enter into any discussions with any other bank, investment bank, financial institution, person or entity in respect of any offering, placement or arrangement of the Facilities or any other financing similar to, or as a replacement of, the Facilities (other than the Proposed First Amendment (defined below) or a high yield offering arranged by Wachovia Securities).

      (d) Notwithstanding anything to the contrary contained herein, if the proposed amendment to the Existing Credit Facility set forth in the most recent draft of the First Amendment to Credit Agreement and Waiver (the "Proposed First Amendment") is approved and becomes effective prior to the Closing Date, then
(i) the Wachovia Bank Commitment shall terminate, (ii) the Wachovia Investments Commitment shall continue and (iii) the Term Loan Facility shall be effectuated pursuant to Section 2.5 of the Amended Existing Credit Agreement (as defined below) as an Incremental Term Loan (subject to the terms hereof and the terms of the Amended Existing Credit Agreement). The Existing Credit Agreement, as amended by the Proposed First Amendment shall be referred to herein as the "Amended Existing Credit Agreement".

      2. Conditions to Commitments. The Commitments of Wachovia Bank and Wachovia Investments and the undertakings of Wachovia Securities hereunder are subject to:

      (a) your written acceptance, and compliance with the terms and conditions, of a letter dated the date hereof from the Wachovia Parties to you (the "Fee Letter") pursuant to which you agree to pay, or cause to be paid, to the Wachovia Parties for their account certain fees and expenses and to fulfill certain other obligations in connection with the Facilities;

      (b) our being satisfied that, after the date hereof and until the completion of a successful syndication of the Facilities, none of the Borrower nor any of its subsidiaries shall have announced, arranged, syndicated or issued any debt financing (including convertible securities (other than the

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issuance of the New Subordinated Debt Securities (as defined and described in the Proposed First Amendment)) but excluding any high yield offering arranged by Wachovia Securities) without our prior written consent, other than the Facilities;

      (c) since December 31, 2005, there not having occurred any material adverse condition or material adverse change in, or the occurrence of any circumstance or condition that could reasonably be expected to result in a material adverse effect on, or affecting, the business, operations, property, assets or financial condition of the Borrower and its subsidiaries, taken as a whole;

      (d) our having completed all confirmatory legal, tax, accounting, business, financial, environmental and ERISA due diligence concerning the Borrower and its subsidiaries (including the Acquired Companies) in scope and with results in all respects satisfactory to the Arranger in its sole discretion;

      (e) the accuracy and completeness in all material respects of all factual representations that you and your affiliates make to the Wachovia Parties and your compliance with the terms of this Commitment Letter (including the Term Sheet); and

      (f) the satisfaction of all other conditions described herein and in the Term Sheet.

      3. Syndication.

      (a) The Arranger shall have had a reasonable opportunity and reasonable period of time in which to complete such syndication (which shall be at least 30 days following your acceptance of this Commitment Letter and the Fee Letter). The Arranger may, at its option, conduct or conclude syndication before or after the closing of the Facilities.

      (b) You will actively assist us in achieving a timely syndication of the Facilities that is reasonably satisfactory to us. Upon our request you will (i) make available (including at one or more meetings of prospective Lenders) your representatives on reasonable prior notice and at reasonable times and places,
(ii) use your commercially reasonable efforts to ensure that the Facilities have received a rating from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), at least 30 days prior to the Closing Date and (iii) use your commercially reasonable efforts to assist our syndication efforts through your existing lending relationships.

      (c) The Arranger and/or one or more of its affiliates, in consultation with the Borrower, will exclusively manage all aspects of the syndication of the Facilities, including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted and the final allocations of the commitments and any related fees among the Lenders (which fees shall be paid from, and not in addition to, the compensation paid to the Wachovia Parties pursuant to this Commitment Letter and the Fee Letter), and the Arranger will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities. Any titles or roles awarded to other Lenders are subject to the Arranger's prior written approval. Neither we nor you shall pay any amount to a Lender to obtain its commitment to participate in the Facilities in addition to the amounts provided herein and in the Fee Letter.

      4. Information.

      (a) You represent and warrant that (i) all factual information (other than the Projections, as defined below) concerning the Borrower and its subsidiaries and the Transactions that has been or will be

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made available to the Wachovia Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (the "Information"') is, or will be when furnished, complete and correct in all material respects and does not, or will not when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading, and (ii) all financial projections concerning the Borrower and its subsidiaries that have been or will be made available to the Wachovia Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (the "Projections") have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time such Projections were or are furnished; provided, that the Borrower can give no assurance that such Projections will be attained. You will supplement, or cause to be supplemented, the Information and the Projections from time to time until the Closing Date and, if requested by the Arranger, after the Closing Date through the completion of a successful syndication of the Facilities so that the conditions and representations and warranties contained in the preceding sentence remain correct. We will be entitled to use and rely upon, without responsibility to independently verify, the Information and the Projections.

      (b) Upon our request you will (i) provide, and cause your affiliates and advisors to provide, all information reasonably requested to assist the Arranger and each Lender in their evaluation of the Transactions, (ii) provide to the Arranger and cause your affiliates and advisors to provide Information, Projections, and marketing materials and presentations (collectively, the "Informational Materials") and assist in the preparation of materials to be used in connection with marketing and presentation of the Facilities, (iii) designate Informational Materials (A) that are either available to the public or not material with respect to the Borrower and its subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as "Public Information" and (B) that are not Public Information as "Private Information", and (iv) you shall have the sole responsibility to review the Informational Material, which the Arranger shall make available to you, and to confirm or designate to the Arranger and any Lender, Informational Material as Public Information or Private Information.

      (c) The Wachovia Parties will make available the Informational Materials, marketing materials and presentations to the potential Lenders by posting on SyndTrak Online or by other comparable electronic means (collectively, the "Electronic Means"). Potential Lenders, who identify themselves as "public lenders" for the purpose of compliance with securities laws, may choose not to receive Private Information and potential Lenders who determine that they are permitted for purpose of compliance with securities laws to receive Private Information, and who have identified themselves as such, may access Private Information.

      5. Indemnification.

      (a) You agree to indemnify and hold harmless the Wachovia Parties and each of their respective affiliates, directors, officers, employees, partners, representatives and agents and each of their respective heirs, successors and assigns (each, an "Indemnified Party") from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any element of the Transactions, including, without limitation, the execution and delivery of this Commitment Letter, the Financing Documentation (as defined in the Term Sheet) for the Facilities and the closing of the Transactions and (ii) the use or the contemplated use of the proceeds of the Facilities, and to reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable attorneys' fees, expenses and charges) on demand as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom; provided that no Indemnified Party shall have any right to indemnification for any of the foregoing to the extent resulting from its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. None of the Indemnified Parties shall be liable to you, your affiliates or any other person for any indirect, consequential or punitive damages that may be alleged

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as a result of this Commitment Letter or any element of the Transactions or in respect of transmission of Informational Materials by Electronic Means except to the extent resulting from any Indemnified Party's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction or breach in bad faith of its obligations hereunder.

      (b) You shall not settle any such claim or action arising out of the Transactions without the prior written consent of each Indemnified Party affected thereby, which consent will not be unreasonably withheld, unless such settlement provides for a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

      (c) No Indemnified Party shall have any liability to you or any person asserting claims by or on behalf of you in connection with or as a result of the Commitments or any matter referred to in this Commitment Letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by you results from the gross negligence or willful misconduct of the Wachovia Parties in performing the services that are the subject of this Commitment Letter as determined by a final non-appealable judgment of a court of competent jurisdiction.

      6. Expenses. You shall reimburse each of the Wachovia Parties, from time to time on demand, for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) of the Wachovia Parties and all reasonable printing, reproduction, document delivery, travel, CUSIP, Syndtrak and communication costs incurred in connection with the syndication and execution of the Facilities and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Fee Letter, the Term Sheet and the Financing Documentation (as defined in the Term Sheet).

      7. Confidentiality. (a) This Commitment Letter and the Fee Letter (the "Commitment Documents") shall be confidential and may not be disclosed by you in whole or in part to any person, except for the disclosure hereof or thereof on a confidential basis to your directors, officers, employees, agents accountants, attorneys and other professional advisors who have agree to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions or as otherwise required by law, without our prior written consent; provided that you may disclose, (a) this Commitment Letter, but not the Fee Letter, on a confidential basis to the board of directors, officers and advisors of the sellers of the Acquired Companies and the Acquired Companies in connection with their consideration of the Transactions and (b) this Commitment Letter, but not the Fee Letter, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. The Wachovia Parties shall be permitted to use information related to the syndication and arrangement of the Facilities in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Wachovia Parties shall have the right to review and approve any public announcement or public filing made by you or your representatives relating to the Facilities or to any of the Wachovia Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

      (b) The Wachovia Parties hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Patriot Act"), each of them is required to obtain, verify and record information that identifies you.

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      8. Other Services.

      (a) Nothing contained herein shall limit or preclude the Wachovia Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you or any of your affiliates, or any other party that may have interests different than or adverse to such parties.

      (b) You acknowledge that the Arranger and its affiliates (the term "Arranger" as used in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies with which you or your affiliates may have interests that conflict with yours regarding the Transactions and otherwise, that the Arranger may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other companies, and that the Arranger has no obligation in connection with the Transactions to use, or to furnish to you or your subsidiaries, confidential information obtained from other companies or entities. The Arranger will not use confidential information obtained from you in connection with the performance by the Arranger of services for other companies and will not furnish any such information to other companies. You and your affiliates further acknowledge and agree that in connection with all aspects of the Transactions and this Commitment Letter, you and your affiliates, on the one hand, and the Arranger, on the other hand, have an arm's length business relationship and that the Arranger has no fiduciary obligation to you and the Arranger is not to act as your agent or on your behalf.

      9. Acceptance/Expiration of Commitments.

      (a) This Commitment Letter and the commitments, undertakings and agreements set forth herein, shall automatically terminate at 5:00 p.m. (Eastern Time, Standard or Daylight, as applicable) on March 2, 2007 (the "Acceptance Deadline"), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Arranger.

      (b) In the event this Commitment Letter is accepted by you as provided in the last paragraph hereof, the Commitments of Wachovia Bank and Wachovia Investments and the undertakings of Wachovia Securities set forth herein shall automatically terminate without further action or notice at 5:00 p.m. (Eastern Time, Daylight or Standard, as applicable) on April 2, 2007, if the Closing Date shall not have occurred by such time.

      10. Survival. The sections of this Commitment Letter relating to Indemnification, Expenses, Confidentiality and Other Services shall survive any termination or expiration of this Commitment Letter or the Commitments of Wachovia Bank and Wachovia Investments or the undertakings of Wachovia Securities set forth herein, and the Sections relating to Syndication and Information shall survive until completion of the syndication of the Facilities.

      11. Governing Law, Etc. This Commitment Letter and the Fee Letter, embody the entire agreement among the Wachovia Parties and you with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof. However, the terms and conditions of the Commitments of Wachovia Bank and Wachovia Investments and the undertaking of Wachovia Securities hereunder are not limited to those set forth herein or in the Term Sheet. Those matters that are not covered or made clear herein or in the Term Sheet or the Fee Letter are subject to mutual agreement of the parties. No person has been authorized by any of the Wachovia Parties to make any oral or written statements inconsistent with this Commitment Letter and the Fee Letter. This Commitment Letter and the Fee Letter shall not be assignable by you without the prior written consent of the Wachovia Parties, and any purported assignment without such consent shall be void. This

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Commitment Letter and the Fee Letter are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party. This Commitment Letter and the Fee Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter and the Fee Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This Commitment Letter and the Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Wachovia Parties that specifically provides such with reference to this Commitment Letter or the Fee Letter, as applicable. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in the City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or the Fee Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Wachovia Parties shall be effective service of process against you or each of the Wachovia Parties for any action or proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Wachovia Parties.

                            [Signature Pages Follow]

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      If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Arranger, together with executed counterparts of the Fee Letter, by no later than the Acceptance Deadline.

                                   Sincerely,

                                   WACHOVIA BANK, NATIONAL ASSOCIATION

                                   By: /s/ Jacob Petkovich
                                       ----------------------------------------
                                       Name: Jacob Petkovich
                                       Title: Vice President

                                   WACHOVIA INVESTMENT HOLDINGS, LLC

                                   By: /s/ William A. Luther
                                       ----------------------------------------
                                       Name: William A. Luther
                                       Title: Managing Director

                                   WACHOVIA CAPITAL MARKETS, LLC

                                   By: /s/ William A. Luther
                                       ----------------------------------------
                                       Name: William A. Luther
                                       Title: Managing Director

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Agreed to and accepted as of _______________________, 2007:

BELDEN CDT INC.

By: _____________________________
    Name:
    Title:

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                                                                         ANNEX A

                                  $325 MILLION
                        SENIOR SECURED CREDIT FACILITIES
                    SUMMARY OF PROPOSED TERMS AND CONDITIONS

     Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

BORROWER:               Belden CDT Inc., a Delaware corporation (the
                        "Borrower").

SOLE LEAD ARRANGER AND  Wachovia Capital Markets, LLC will act as sole lead
SOLE BOOKRUNNER:        arranger and sole bookrunner (in such capacity, the
                        "Arranger").

LENDERS: Wachovia Bank, National Association, Wachovia Investment Holdings, LLC and a syndicate of financial institutions and other entities (each a "Lender" and, collectively, the "Lenders") arranged by the Arranger in consultation with the Borrower.

REVOLVING               Wachovia Bank, National Association (in such capacity,
ADMINISTRATIVE AGENT,   the "Revolving Administrative Agent", the "Issuing Bank"
ISSUING BANK AND        or the "Swingline Lender", as the case may be).
SWINGLINE LENDER:

TERM LOAN               Wachovia Investment Holdings, LLC (in such capacity, the
ADMINISTRATIVE AGENT:   "Term Loan Administrative Agent" and together with the
                        Revolving Administrative Agent, collectively, the
                        "Administrative Agents").

FACILITIES:             Senior secured credit facilities (the "Facilities") in
                        an aggregate principal amount of up to $325 million, such Facilities to consist of:

                        (a) Revolving Credit Facility. A 5-year revolving credit facility (with subfacilities for standby letters of credit (each, a "Letter of Credit") and swingline loans (each, a "Swingline Loan"), each in a maximum amount to be mutually determined and on terms and conditions consistent with the Amended Existing Credit Facility with compensation to be agreed) in an aggregate principal amount of up to $200 million (the "Revolving Credit Facility"). Letters of Credit will be issued by the Issuing Bank and Swingline Loans will be made available by the Swingline Lender and each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit and Swingline Loan.

                        (b) Term Loan Facility. A 6-year term loan facility in an aggregate principal amount of up to $125 million (the "Term Loan Facility").

USE OF PROCEEDS:        The Facilities will be used (a) to finance the
                        Refinancing, (b) for ongoing working capital requirements and other general corporate purposes including, without limitation, the Acquisitions and (c) to pay fees and expenses in connection with the Refinancing, the

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                        Acquisitions and the Facilities.

AVAILABILITY:           The Revolving Credit Facility will be available on a
                        revolving basis from and after the Closing Date until the final maturity date thereof.

                        The Term Loan Facility will be available in a single draw of up to the full amount of the Term Loan Facility on the Closing Date.

DOCUMENTATION:          The documentation for the Facilities will include, among
                        other items, a credit agreement, guarantees and appropriate pledge, security, mortgage and other collateral documents (collectively, the "Financing
                        Documentation"), all consistent with this Term Sheet.

GUARANTORS:             Substantially the same as the Amended Existing Credit
                        Facility.

SECURITY:               Substantially the same as the Amended Existing Credit
                        Facility.

FINAL MATURITY:         The final maturity of the Revolving Credit Facility will
                        occur on the 5th anniversary of the Closing Date (the
                        "Revolving Credit Maturity Date") and the commitments with respect to the Revolving Credit Facility will automatically terminate on such date.

                        The final maturity of the Term Loan Facility will occur on the 6th anniversary of the Closing Date (the "Term Loan Maturity Date").

AMORTIZATION:           The Revolving Credit Facility will be payable in full
                        upon the Revolving Credit Maturity Date.

                        The Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1 % of the original principal drawn amount of the Term Loan Facility, with the remainder due on the Term Loan Maturity Date.

INCREMENTAL TERM        The Borrower will be entitled during the period of three
LOANS / REVOLVING       (3) years following the Closing Date to incur (a)
FACILITY INCREASE:      additional term loans under a new term facility that
                        will be included in the Facilities (each, an "Incremental Term Loan") and/or (b) increases in the Revolving Credit Facility (each, a "Revolving Facility
                        Increase"), in an aggregate principal amount for all such Incremental Term Loans and Revolving Facility
                        Increases of up to $200 million; provided that (i) no default or event of default exists immediately prior to or after giving effect thereto, (ii) the other terms and documentation in respect of any Incremental Term Loans, to the extent not consistent with the Term Loan
                        Facility, will be reasonably satisfactory to the Term
                        Loan Administrative Agent, (iii) the Administrative
                        Agent shall have received a satisfactory legal opinion of counsel to the Borrower and such other documentation as it deems reasonably necessary to effectuate such increase and (iv) no Lender will be required to provide any such Incremental Term Loan or Revolving Facility
                        Increase. Incremental Term Loans and Revolving Facility
                        Increases shall have the same Guarantees from the Guarantors and will be secured on a pari passu basis by the same Collateral as the

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                        other Facilities.

INTEREST RATES AND FEES: Interest rates and fees in connection with the
                         Facilities will be as specified in the Fee Letter and on Schedule I attached hereto.

MANDATORY PREPAYMENTS    Subject to the next paragraph, the Facilities will be
AND COMMITMENT           required to be prepaid with:
REDUCTIONS:

                         (a) 100% of the net cash proceeds of the issuance or incurrence of debt by the Borrower or any of its subsidiaries, subject to baskets and other exceptions consistent with the Amended Existing Credit Facility; and

                         (b) 100% of the net cash proceeds of all asset sales, insurance and condemnation recoveries and other asset dispositions by the Borrower or any of its subsidiaries, subject to baskets, reinvestment provisions and other exceptions consistent with the Amended Existing Credit Facility.

                         Any mandatory prepayment will be applied first, to reduce the Term Loan Facility and second, to the outstanding principal balance of the Revolving Credit Facility (without a permanent reduction in the aggregate commitment under the Revolving Credit Facility) equal to the aggregate amount of such required prepayments. Any mandatory prepayment of the Term Loan Facility will be applied to the remaining scheduled principal prepayment installments on a pro rata basis.

OPTIONAL PREPAYMENTS     Advances under the Facilities may be prepaid and unused
AND COMMITMENT           commitments under  the Revolving Credit Facility may be
REDUCTIONS:              reduced at any time, in whole or in part, at the option
                         of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty (except LIBOR breakage costs). Any optional prepayment of the Term Loan Facility will be applied to the remaining scheduled principal prepayment installments on a pro rata basis.

CONDITIONS TO CLOSING    Closing and the making of the initial extensions of
AND INITIAL EXTENSIONS   credit under the Facilities will be subject to the
OF CREDIT:               satisfaction of conditions precedent usual and
                         customary for facilities of this type, including, without limitation:

                         (a) (i) Financing Documentation reflecting and consistent with the terms and conditions set forth herein and otherwise reasonably satisfactory to the Borrower and the Lenders, will have been executed and delivered, and the Administrative Agents will have received such customary legal opinions, documents and other instruments as are customary for transactions of this type including, without limitation, a certificate of the chief financial officer of the Borrower as to the solvency of each Loan Party after giving effect to each element of the Transactions and all documents, instruments, reports and policies required to insure, perfect or evidence the Administrative Agents' first priority security interest in the Collateral will have been executed and/or delivered and, to the extent applicable, be in proper form for filing (including UCC and other lien searches, intellectual property searches and insurance policies); (ii) all representations and warranties set forth in the Financing Documentation (A) that contain a materiality qualification shall be true and correct and (B) that do not contain a materiality qualification shall be true and correct in all material respects; (iii) all governmental, shareholder, corporate and material third party consents shall have been obtained;
                              (iv) there shall not be any pending or threatened litigation, bankruptcy or other proceeding that could reasonably be expected to have a material adverse effect; (v) satisfactory review of all corporate documentation and other legal due diligence; (vi) all principal, interest and other amounts outstanding in connection with existing debt of the Loan Parties shall have been paid in full and any liens securing such debt shall be released (excluding the existing subordinated debt securities of the Borrower and certain indebtedness to be agreed upon); and (vii) all fees and expenses due to the Lenders, the Administrative Agents and the Administrative Agents' counsel shall have been paid.

                        (b) The pro forma capital and ownership structure and the shareholding arrangements of the Borrower and its subsidiaries (and all agreements relating thereto) will be reasonably satisfactory to the Arranger. The Arranger will be satisfied that there are no material restrictions on the ability of any subsidiary of the Borrower to pay dividends or distributions to, or otherwise advance, directly or indirectly, funds to the Borrower. The Arranger will be satisfied with the terms and amounts of any intercompany loans among the Loan Parties and the flow of funds in connection with the closing.

                        (c) The Arranger will have received, in form and substance reasonably satisfactory to the Arranger,
                              (i) copies of satisfactory audited consolidated financial statements for the Borrower and its subsidiaries for the three fiscal years most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available, (ii) pro forma consolidated financial statements for the Borrower and its subsidiaries for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available giving pro forma effect to the Transactions and a pro forma balance sheet of the Borrower and its subsidiaries as of the Closing Date giving pro forma effect to the Transactions and (iii) projections prepared by management of balance sheets, income statements and cashflow statements of the Borrower and its subsidiaries, which will be quarterly for the first fiscal year after the Closing Date and annually thereafter for the term of the Facilities (and which will not be inconsistent with information previously provided to the Arranger).

                        (d) The Arranger will be reasonably satisfied that, after giving pro forma effect to the Transactions, consolidated EBITDA of the Borrower and its subsidiaries will be at least $225 million for the twelve months ended as of the most recent month end prior to the Closing Date for which financial statements are available.

                        (e) The Borrower and its subsidiaries shall have paid (or made arrangements satisfactory to the Administrative Agent for the payment of) all principal, interest and other amounts due in connection with the senior notes issued by Belden, Inc. which are outstanding on the Closing Date.

                        (f) The Arranger not becoming aware of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial information and projections previously delivered to the Arranger).

CONDITIONS TO ALL       Each extension of credit under the Facilities will be
EXTENSIONS OF CREDIT:   subject to the (a) absence of any default and (b)
                        continued accuracy (i) of all representations and warranties that contain a materiality qualification and
                        (ii) in all material respects of representations and warranties that do not contain a materiality qualification.

REPRESENTATIONS AND     Substantially similar to those in the Amended Existing
WARRANTIES:             Credit Facility.

AFFIRMATIVE COVENANTS:  Substantially similar to those in the Amended Existing
                        Credit Facility.

NEGATIVE COVENANTS:     Substantially similar to those in the Amended Existing
                        Credit Facility.

FINANCIAL COVENANTS:    Substantially similar to those in the Amended Existing
                        Credit Facility including, but not limited to, the following:

                        (a)   Maximum Total Leverage Ratio; and

                        (b)   Minimum Fixed Charge Coverage Ratio.

                        The financial covenants will apply to the Borrower and its subsidiaries on a consolidated basis, with definitions and step-ups or step-downs (as applicable) to be mutually agreed upon.

REQUIRED INTEREST RATE  The Borrower will obtain interest rate protection from
HEDGING: one or more Lenders or others acceptable to the Arranger in respect of not less than 50% of the Term Loan Facility for at least three years on terms to be agreed in the Financing Documentation.

EVENTS OF DEFAULT:      Substantially similar to those in the Amended Existing
                        Credit Facility.

YIELD PROTECTION AND    Substantially the same as in the Amended Existing Credit
INCREASED COSTS:        Facility.

ASSIGNMENTS AND         Each Lender will, subject in certain circumstances to
PARTICIPATIONS:         the approval of the Administrative Agents and the
                        Borrower (such consents not to be unreasonably withheld or delayed), be permitted to make assignments in acceptable minimum amounts; provided that no consent by the Borrower shall be required for assignments (a) to a Lender, an affiliate of a Lender or an approved fund or
                        (b) after the occurrence and during the continuance of an event of default or (c) during the period commencing on the Closing Date and ending on the date that is 90 days following the Closing Date. Participations will be permitted without the consent of the Borrower or the Administrative Agents.

REQUIRED LENDERS:       On any date of determination, those Lenders who
                        collectively hold more than 50% of the outstanding loans and unfunded commitments under the Facilities, or if the Facilities have been terminated, those Lenders who collectively hold more than 50% of the aggregate outstandings (the "Required Lenders").

AMENDMENTS AND WAIVERS: Amendments and waivers of the provisions of the
                        Financing Documentation will require the approval of the Required Lenders, except that the consent of all the Lenders directly affected thereby will be required with respect to (a) increases in the commitment of such Lenders, (b) reductions of principal, interest or fees,
                        (c) extensions of scheduled maturities or times for payment, (d) changes in the voting percentages and (e) releases of all or substantially all of the value of the Collateral or Guarantees (other than in connection with transactions permitted pursuant to the Financing Documentation).

INDEMNIFICATION:        Substantially the same as in the Amended Existing Credit
                        Facility.

EXPENSES:               The Loan Parties will reimburse the Arranger and the
                        Administrative Agents (and all Lenders in the case of enforcement costs and documentary taxes) for all reasonable out-of-pocket costs and expenses in connection with the syndication, negotiation, execution, delivery and administration of the Financing
                        Documentation and any amendment or waiver with respect thereto whether or not the Facilities are closed.

GOVERNING LAW AND       New York.
FORUM:

WAIVER OF JURY TRIAL    All parties to the Financing Documentation waive the
AND PUNITIVE AND        right to trial by jury and the right to claim punitive
CONSEQUENTIAL DAMAGES:  or consequential damages.

COUNSEL FOR THE         Moore & Van Allen PLLC.
ARRANGER:

OTHER: This Summary of Proposed Terms and Conditions is intended as an outline of certain of the material terms of the Facilities and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in Financing Documentation for the Facilities.

                                   SCHEDULE I

                               INTEREST AND FEES

INTEREST:               At the Borrower's option, loans (other than Swingline
                        Loans) will bear interest based on the Base Rate or LIBOR, as described below:

                        A. Base Rate Option

                        Interest will be at the Base Rate plus the applicable Interest Margin (as described below). The "Base Rate" is defined as the higher of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York plus 1/2 of 1% and (b) the prime commercial lending rate of Wachovia Bank, National Association, as established from time to time at is principal U.S. office (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks). Interest shall be payable quarterly in arrears and (i) with respect to Base Rate loans based on the Federal Funds Rate, shall be calculated on the basis of the actual number of days elapsed in a year of 360 days and (ii) with respect to Base Rate loans based on the prime commercial lending rate of Wachovia Bank, National Association, shall be calculated on the basis of the actual number of days elapsed in a year of 365/366 days.

                        Base Rate borrowings will be made on same day notice and will be in minimum amounts to be agreed upon.

                        B. LIBOR Option

                        Interest will be determined for periods ("Interest Periods") of one, two, three or six months as selected by the Borrower and will be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. dollars plus the applicable Interest Margin (as described below). LIBOR will be determined by the Administrative Agents at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

                        LIBOR borrowings will be made on three business days' prior notice and, in each case, will be in minimum amounts to be agreed upon.

                        Swingline loans will bear interest at the Base Rate plus the applicable Interest Margin.

DEFAULT INTEREST:       At the election of the Required Lenders, upon the
                        occurrence and during the continuance of any event of default, all amounts due and payable with respect to any loan hereunder shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to

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

                        such loan (including the applicable Interest Margin) and shall be payable on demand of the Administrative Agents.

INTEREST MARGINS:       The initial applicable Interest Margin will be:

                        (a) if the Borrower's corporate family ratings from Moody's and corporate issuer ratings from S&P on the Closing Date are at least Bl and B+, respectively (in each case with a stable or better outlook), (i) 2.00% in the case of LIBOR loans and (ii) 1.00% in the case of Base Rate loans; or

                        (b) if the Borrower's corporate family ratings from Moody's and corporate issuer ratings from S&P at closing are not at least as specified in clause
                                (a) above or are unrated, (i) 2.25% in the case of LIBOR loans and (ii) 1.25% in the case of Base Rate loans;

                        provided that after the date on which the Borrower will have delivered financial statements for the first full fiscal quarter after the Closing Date, the Interest Margin with respect to the Revolving Credit Facility will be determined in accordance with a pricing grid to be agreed upon.

COMMITMENT FEE:         A commitment fee (the  "Commitment  Fee") will accrue
                        on the unused amounts of the commitments under the Revolving Credit Facility. Swingline loans will, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Credit
                        Facility. Such Commitment Fee will initially be 0.50% per annum and after delivery of financial statements for the first full fiscal quarter ending after the Closing
                        Date will be determined in accordance with the a pricing grid to be agreed upon. All accrued Commitment Fees will be payable quarterly in arrears (calculated on a 360-day basis) for the account of the Lenders under the Revolving Credit Facility and will accrue from the Closing Date.

LETTER OF CREDIT FEES:  The  Borrower  will pay (a) the Issuing  Bank, a fronting fee equal to 12.5 basis points per annum and
                        (b) the Lenders under the Revolving Credit Facility, stand-by letter of credit participation fees equal to the Interest Margin for LIBOR loans under the Revolving Credit Facility, in each case, on the undrawn amount of all outstanding letters of credit. In addition, the Borrower will pay the Issuing Bank customary issuance fees.

OTHER FEES:             The Arranger and the Administrative Agents will receive
                        such other fees as will have been agreed in a fee letter between them and the Borrower.

                                       2